UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 23, 2005

OTTAWA SAVINGS BANCORP, INC.

(Exact name of registrant as specified in its charter)

United States	000-51367	(to be applied for)
State of Other Jurisdiction of Incorporation	Commission File Number	I.R.S. Employer Identification Number

925 LaSalle Street, Ottawa, Illinois 61350

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (815) 433-2525

Not Applicable

(Former name or former address, if changed since last report)

Item 8.01 Other Events.

On June 23, 2005, Ottawa Savings Bancorp, Inc. (the Company”) issued a press release announcing that the community offering portion of the Company’s initial public stock offering has concluded. The subscription offering portion of the offering, which was only open to eligible depositors of Ottawa Savings Bank, concluded on June 16, 2005. For more information, reference is made to the Company’s press release dated June 23, 2005, a copy of which is attached to this Report as Exhibit 99.1 and is furnished herewith.

Item 9.01 Financial Statements And Exhibits

(c)    Exhibits.

Number	Description
99.1	Press Release dated June 23 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OTTAWA SAVINGS BANCORP, INC.

Date: June 27, 2005	By:	/s/ Gary L. Ocepek
Gary L. Ocepek President and Chief Executive Officer